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                                                                     EXHIBIT 4.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE BISYS GROUP, INC.

The name under which the Corporation was originally incorporated was BIS ACQUISITION CORP. and the date of filing of the Corporation's original certificate of incorporation with the Secretary of State was August 11, 1989. This document amends and restates as set forth:

FIRST:  The name of the Corporation is

                              THE BISYS GROUP, INC.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of new castle. The name of the Corporation's registered agent as such address is Corporation Service Company.

THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware general Corporation Law.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 80,000,000 shares, consisting of 80,000,000 shares of Common Stock $.02 par value (the "Common Stock").

The following is a statement of the designations, and the powers, preferences and rights, and the qualification, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                       I.
                                  COMMON STOCK

All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

1.    Dividends

When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

2.    Voting Rights

Each holder of Common Stock shall be entitled to one vote per share.
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                                       II.
                                OTHER PROVISIONS

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive rights to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

SIXTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

SEVENTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 175 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

EIGHTH: That the said Amended and Restated Certificate of Incorporation has been consented to and authorized by a vote of the majority of the outstanding shares of Common Stock at the Annual Meeting of the Stockholders on November 14, 1995 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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NINTH: That the aforesaid Amended and Restated Certificate of Incorporation was
duly adopted in accordance with the applicable provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware. This document amends and restates.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Lynn J. Mangum, its Chairman of the Board, and attested by Catherine T. Dwyer, its Secretary, this 8th day of February, 1996.


                                          /s/ Lynn J. Mangum
                                          ------------------------------------
                                              Lynn J. Mangum, Chairman



Attested by:  /s/ Catherine T. Dwyer
              ---------------------------------
                  Catherine T. Dwyer, Secretary
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                           CERTIFICATE OF AMENDMENT OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              THE BISYS GROUP, INC.


      The BISYS Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

      FIRST: That by unanimous written consent in lieu of a meeting, the Board of Directors of the Company duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that the proposed amendment be submitted to the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that it is advisable that the Amended and Restated
            Certificate of Incorporation of the Company be amended to increase the number of authorized shares of capital stock of the Company from 80,000,000 shares of common stock, $.02 par value, to 160,000,000 shares of common stock, $.02 par value, by amending the first sentence of Article Fourth of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is 160,000,000 shares consisting of 160,000,000 shares of Common Stock, $.02 par value (the "Common Stock")."

                  FURTHER RESOLVED, that said amendment to the Amended and
            Restated Certificate of Incorporation is
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            hereby authorized, adopted and approved, and it is hereby directed that said amendment be submitted for consideration by stockholders of the Company at the next Annual Meeting of Stockholders of the Company.

                  FURTHER RESOLVED, that upon approval of said amendment to the
            Amended and Restated Certificate of Incorporation by the stockholders of the Company in the manner prescribed by applicable law, the Designated Officers are severally authorized, empowered and directed to file with the Secretary of State of Delaware a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with respect to said amendment.

                  FURTHER RESOLVED, that "Designated Officer" means the
            President, any Executive Vice President, the Treasurer, the Secretary, or any Assistant Secretary.

      SECOND: That thereafter, the proposed amendment was submitted to the stockholders of the Company for consideration at the annual meeting of stockholders of the Company, duly called and held upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of the Company shall not be reduced by reason of said amendment.
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      IN WITNESS WHEREOF, The BISYS Group, Inc. has caused this Certificate to be duly executed on this 16th day of November, 2000.

                                          THE BISYS GROUP, INC.


                                          By:  /s/ Lynn J. Mangum
                                               -------------------------------
                                               Lynn J. Mangum
                                               Chairman of the Board,
                                               President and
                                               Chief Executive Officer

                          CERTIFICATE OF AMENDEMENT OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE BISYS GROUP, INC.

         The BISYS Group, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company") DOES HEREBY CERTIFY:

         FIRST: That by unanimous action taken at a regular meeting, the Board of Directors of the Company duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that the proposed amendment be submitted to the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that it is advisable that the Amended and Restated Certificate of Incorporation of the Company be amended to increase the number of authorized shares of capital stock of the Company from 160,000,000 shares of common stock, $.02 par value to 320,000,000 shares of common stock, $.02 par value, by amending the first sentence of Article Fourth of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is 320,000,000 shares consisting of 320,000,000 shares of Common Stock, $.02 par value (the "Common Stock").

                  FURTHER RESOLVED, that said amendment to the Amended and Restated Certificate of Incorporation is hereby authorized, adopted and approved, and it is hereby directed that said amendment be submitted for consideration by stockholders of the Company at the next Annual Meeting of Stockholders of the Company.

                  FURTHER RESOLVED, that upon approval of said amendment to the Amended and Restated Certificate of Incorporation by the stockholders of the Company in the manner prescribed by applicable law, the Designated Officers are severally authorized, empowered and directed to file with the Secretary of State of Delaware a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with respect to said amendment.

                  FURTHER RESOLVED, that "Designated Officer" means the President, any Executive Vice President, the Treasurer, the Secretary, or any Assistant Secretary.

         SECOND: That thereafter, the proposed amendment was submitted to the stockholders of the Company for consideration at the annual meeting of stockholders of the Company, duly called and held upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Company shall not be reduced by reason of said amendment.

IN WITNESS WHEREOF, The Bisys Group, Inc., has caused this Certificate to be duly executed on this 6th day of December 2001.

                                    THE BISYS GROUP, INC.

                                    By: Dennis R. Sheehan
                                        ---------------------------------------
                                         Dennis R. Sheehan
                                          President and Chief Operating Officer